EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          I, Timothy A. Dawson, Senior Vice President and Chief Financial Officer of Mississippi Chemical Corporation (the "Company") hereby certify that the accompanying report on Form 10-Q for the quarter ended September 30, 2004, dated as of November 15, 2004, and filed with the Securities and Exchange Commission on the date hereof pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Report") by the Company fully complies with the requirements of that section.

          I further certify that the information contained in the Report fairly presents, in all material aspects, the financial condition and results of operations of the Company.

November 15, 2004	/s/ Timothy A. Dawson
Timothy A. Dawson
Senior Vice President and Chief Financial Officer